As filed with the Securities and Exchange Commission on December 5, 2014.
Registration No. 333-200016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S‑3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Primo Water Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

30-0278688
(IRS Employer Identification Number)

104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104
(336) 331-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark Castaneda
Chief Financial Officer
Primo Water Corporation
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104
(336) 331-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Sean M. Jones
Patrick J. Rogers
K&L Gates LLP
214 North Tryon Street, 47th Floor
Charlotte, North Carolina 28202
(704) 331-7400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2014

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, rights and units that we may sell from time to time in one or more offerings up to a total public offering price of $75,000,000 on terms to be determined at the time of sale.  We will provide specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.  This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
Our common stock trades on the NASDAQ Global Market under the symbol "PRMW."
These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods.  See "Plan of Distribution" in this prospectus.  We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.  If any dealers, agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement.  The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.  SEE "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2014.

PROSPECTUS SUMMARY
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process.  Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.  That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities.  The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."
When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference.  Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information.  We are not offering the securities in any state where such an offer is prohibited.  You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.  You should also carefully review the section entitled "Risk Factors", which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.
References in this prospectus to "Primo", the "Company", "we", "us" and "our" are to Primo Water Corporation and its subsidiaries.
RISK FACTORS
Investing in our securities involves risk.  See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.
The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.  These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment.
THE COMPANY
We are a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers in the United States and Canada.  We believe the market for purified water is growing due to evolving taste preferences, perceived health benefits and concerns regarding the quality of municipal tap water. Our products provide an environmentally friendly, economical, convenient and healthy solution for consuming purified and filtered water.

Our business is designed to generate recurring demand for our purified bottled water or self-serve filtered drinking water through the sale of innovative water dispensers. This business strategy is commonly referred to as "razor-razorblade" because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. We believe dispenser owners consume an average of 35 multi-gallon bottles of water annually. Once our bottled water is consumed using a water dispenser, empty bottles are exchanged at our recycling center displays, which provide a recycling ticket that offers a discount toward the purchase of a new bottle of Primo purified water ("Exchange") or they are refilled at a self-serve filtered drinking water location ("Refill"). Each of our multi-gallon water bottles can be sanitized and reused up to 40 times before being taken out of use, crushed and recycled, substantially reducing landfill waste compared to consumption of equivalent volumes of single-serve bottled water. As of September 30, 2014, our products and services were offered in each of the contiguous United States and in Canada at approximately 23,500 combined retail locations, including Lowe's Home Improvement, Walmart, Kmart, Meijer, Kroger, Food Lion, H-E-B Grocery, Sobeys and Walgreens.

We provide major retailers throughout the United States and Canada with single-vendor solutions for Exchange and Refill services, addressing a market demand that we believe was previously unmet. Our solutions are easy for retailers to implement, require minimal management supervision and store-based labor, and provide centralized billing and detailed performance reports. Our Exchange solution offers retailers attractive financial margins and the ability to optimize typically unused retail space with our displays.  Our Refill solution provides filtered water through the installation and servicing of reverse osmosis water filtration systems in the back room of the retailer's store location, which minimizes the usage of the customer's retail space. The refill machine, which is typically accompanied by a sales display containing empty reusable bottles, is located within the retailer customer's floor space. Additionally, due to the recurring nature of water consumption, retailers benefit from year-round customer traffic and highly predictable revenue.

We were incorporated as a Delaware corporation on October 20, 2004.  Our headquarters are located at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 and our telephone number is (336) 331-4000.
INCORPORATION BY REFERENCE
This prospectus "incorporates by reference" certain information that we have filed with the SEC under the Securities Exchange Act of 1934.  This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed on March 17, 2014;
•	The portions of our definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on March 21, 2014, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 8, 2014;
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed on August 6, 2014;
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed on November 7, 2014;
•	Current Reports on Form 8-K filed on March 6, 2014, May 7, 2014 and June 25, 2014 (other than the portions of those documents furnished but deemed not to have been filed); and
•	The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on August 11, 2010, including any further amendment or report filed hereafter for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus.  We have authorized no one to provide you with different information.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.  All documents that we file subsequently pursuant to Sections 13(a), 13(c), 14 or 15(d) (Exchange Act File No. 001-34850) of the Exchange Act prior to the termination or completion of the offering (including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.  Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You can inspect and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as Primo Water Corporation (www.sec.gov).  Our web site is located at www.primowater.com. The information contained on our web site is not part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  You should direct a request for copies to us at Attention:  Secretary, 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 or you may call us at (336) 331-4000.
FORWARD-LOOKING STATEMENTS
Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are intended to be covered by the "safe harbor" created by those sections.  Forward-looking statements include information concerning our possible future results of operations, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "would" or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We discuss these risks in greater detail in the "Risk Factors" section and elsewhere in this prospectus.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent our management's beliefs and assumptions only as of the date of this prospectus.  You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
We currently intend to use the estimated net proceeds from the sale of these securities for general corporate and working capital purposes.  We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.  Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.
DESCRIPTION OF COMMON STOCK WE MAY OFFER
The following summary description of our common stock is based on the provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law.  This information is a summary and may not be complete in all respects.  For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, see the discussion above under the heading "Where You Can Find More Information."
We may offer our common stock issuable upon the conversion of debt securities, preferred stock or units and the exercise of warrants or rights.
Authorized Capital
We currently have authority to issue 70,000,000 shares of our common stock, par value $0.001 per share.  As of October 31, 2014, 24,530,299 shares of our common stock were issued and outstanding.
Voting Rights
Except as otherwise required by Delaware law, at every annual or special meeting of stockholders, every holder of common stock is entitled to one vote per share.  There is no cumulative voting in the election of directors.
Dividend Rights
Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our common stock will receive ratably any dividends declared by our Board of Directors out of funds legally available for the payment of dividends.  We have never paid or declared cash dividends on our common stock.  We currently intend to retain all available funds and any future earnings to finance the development and expansion of our business.  We do not expect to pay any dividends on our common stock in the foreseeable future.  Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements, investment opportunities and other factors that our Board of Directors deems relevant.
Liquidation and Preemptive Rights
In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.  The holders of our common stock have no preemptive or other subscription rights.
Our outstanding shares of common stock are fully paid and nonassessable.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
This section describes the general terms and provisions of the preferred stock we may offer.  This information is a summary and may not be complete in all respects.  The specific terms of any series will be described in a prospectus supplement or a free writing prospectus, as applicable.  The specific terms of the preferred stock as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.  Any series of preferred stock we issue will be governed by our amended and restated certificate of incorporation and by any certificate of designations relating to that series.  We will file any amendment to our amended and restated certificate of incorporation and any certificate of designation with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.
Authorized Preferred Stock
Our amended and restated certificate of incorporation authorizes us to issue 10,000,000 shares of undesignated preferred stock, par value $0.001 per share.  We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our Board of Directors.
Our Board of Directors' ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.
No shares of our preferred stock are currently issued and outstanding.
Specific Terms of a Series of Preferred Stock
The preferred stock we may offer will be issued in one or more series.  The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series.  A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:
•	the designations and stated value per share;
•	the number of shares offered;
•	the amount of liquidation preference per share;
•	the public offering price at which the preferred stock will be issued;
•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;
•	any redemption or sinking fund provisions;
•	any conversion or exchange rights; and
•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money.  Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our amended and restated certificate of incorporation so permits.
Dividends
Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our Board of Directors, from funds legally available for the payment of dividends.  The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement.  Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our Board of Directors.  Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.
Convertibility
Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property.  The conversion or exchange may be mandatory or optional.  The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.
Redemption
The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.
Liquidation
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Primo, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement.  These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock.  If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security.  If the liquidation amounts payable are insufficient to pay any distribution to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights, the holders of the preferred stock of that series will receive nothing.  Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting
The holders of preferred stock of each series will have no voting rights, except as required by law and as described below or in a prospectus supplement.  Our Board of Directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that series;
•	increase or decrease the par value of the shares of that series; or
•	alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.
No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:
•	as discussed above or in the prospectus supplement;
•	as provided in our amended and restated certificate of incorporation and in any certificate of designation; and
•	as otherwise required by law.
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
General
The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Primo, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.  The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.
Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939.  We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part.  When we refer to the "indenture" in this prospectus, we are referring to the indenture under which your debt securities are issued as supplemented by any supplemental indenture applicable to your debt securities.  We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.
As used in this "Description of Debt Securities We May Offer," the terms "Company," "we," "our," and "us" refer to Primo Water Corporation, a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE.  IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939.  THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT.  WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

Information You Will Find In The Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies.  The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder.  The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:
•	the title and denominations of the debt securities of the series;
•	any limit on the aggregate principal amount of the debt securities of the series;
•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;
•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;
•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;
•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;
•	the place or places where the principal and interest on the series of debt securities will be payable;
•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;
•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;
•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;
•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;
•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;
•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;
•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;
•	any addition to or change in the events of default with respect to the debt securities of the series;
•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;
•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;
•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;
•	any other terms of the debt securities of the series which are not prohibited by the indenture; and
•	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.
Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement.  We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement.  Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.
Senior Debt
We may issue senior debt securities under the indenture.  Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt.  The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.
Subordinated Debt
We may issue subordinated debt securities under the indenture.  These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.
If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture.  These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our "senior indebtedness" and senior to our other subordinated debt.  See the discussions above under "—Senior Debt" and "—Subordinated Debt" for a more detailed explanation of our senior and subordinated indebtedness.
Interest Rate
Debt securities that bear interest will do so at a fixed rate or a floating rate.  We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate.  The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:
•	any discounted debt securities; and
•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.
Registered Global Securities
We may issue registered debt securities of a series in the form of one or more fully registered global securities.  We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series.  The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities.  Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:
•	by the depository for the registered global security to a nominee of the depository;
•	by a nominee of the depository to the depository or another nominee of the depository; and
•	by the depository or any nominee to a successor of the depository or a nominee of the successor.
The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security.  We anticipate that the following provisions will generally apply to all depository arrangements.
Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository.  These persons are referred to as "participants." Any underwriters, agents or dealers participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited.  Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security.  The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants.  Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants.  These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form.  These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.  Except as set forth below, owners of beneficial interests in a registered global security:
•	may not have the debt securities represented by a registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and
•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.
We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
Payment of Interest on and Principal of Registered Global Securities
We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security.  None of Primo, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:
•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;
•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;
•	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or
•	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.
We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository's records.  We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices.  This is currently the case with the securities held for the accounts of customers registered in "street name."  Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:
•	the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and
•	we do not appoint a successor depository within 90 days.
In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities.  In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.
Covenants by Primo
The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required.  The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:
•	failure to pay when due any interest on any debt security of that series, continued for 30 days;
•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;
•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;
•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;
•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and
•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.
Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series.  Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.  However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.
Supplemental Indentures
We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:
•	to add guarantees to or secure any series of debt securities;
•	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;
•	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;
•	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;
•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
•	to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;
•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;
•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and
•	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.
Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:
•	change the final maturity of the principal of, or any installment of interest on, any debt securities;
•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;
•	change the currency in which any debt securities are payable;
•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;
•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;
•	modify the ranking or priority of the securities;
•	reduce any premium payable upon the redemption of any debt securities; or
•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.
Satisfaction and Discharge of the Indenture; Defeasance
Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.
In addition, we have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture).  If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default.  If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be.  In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).
The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.
Mergers, Consolidations and Certain Sales of Assets
We may not:
•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or
•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity, unless:
o	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;
o	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and
o	we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.
The phrase "substantially all" of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances.  As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "substantially all" of our assets has occurred.
Governing Law
The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, incorporator or stockholder of Primo, as such, shall have any liability for any obligations of Primo under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of Primo.  By accepting a debt security, each holder waives and releases all such liability, but only such liability.  The waiver and release are part of the consideration for issuance of the debt securities.  Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.
Conversion or Exchange Rights
Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities.  The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:
•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.
Concerning the Trustee
The indenture provides that there may be more than one trustee with respect to one or more series of debt securities.  If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture.  Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture.  Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities.  All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.
The indenture contains limitations on the right of the trustee, should it become a creditor of Primo, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.  If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.
Limitations on Issuance of Bearer Debt Securities
Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations.  Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities.  Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue.  Those terms may include:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	the price at which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.
The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void.  We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.
As of October 31, 2014, we have issued warrants to purchase a total of 2,766,152 shares of common stock at a weighted average exercise price of $4.99 per share.  Warrants to purchase a total of 130,747 shares of our common stock expire in either December 2019 or October 2020 and have an exercise price of $9.60 per share.  Warrants to purchase a total of 587,990 shares of our common stock expire between April 28, 2016 and January 10, 2017 and have an exercise price of $13.04 per share.  Warrants to purchase a total of 115,987 shares of our common stock expire between December 14, 2017 and June 2, 2018 and have an exercise price of $13.04 per share. Warrants to purchase a total of 1,300,000 shares of our common stock expire on April 30, 2020 and have an exercise price of $1.20.  Warrants to purchase a total of 131,428 shares of our common stock expire on April 30, 2020 and have an exercise price of $2.30.  Warrants to purchase a total of 475,000 shares of our common stock expire on January 1, 2021 and have an exercise price of $3.04. Warrants to purchase a total of 25,000 shares of our common stock expire on November 28, 2021 and have an exercise price of $2.93.
DESCRIPTION OF UNITS WE MAY OFFER
We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants.  We will issue each unit so that the holder of the unit is also the holder of each security included in the unit.  As a result, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The following description is a summary of selected provisions relating to units that we may offer.  The summary is not complete.  When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the units as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
The specific terms of any units offered will be set forth in a unit agreement, collateral arrangements and depositary arrangements, if applicable.  We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of units.  See "Where You Can Find More Information" and "Incorporation by Reference" above for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement or free writing prospectus may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under "— Description of Debt Securities We May Offer," "— Description of Common Stock We May Offer," "— Description of Preferred Stock We May Offer" and "— Description of Warrants We May Offer" above, will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS WE MAY OFFER
We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering.  In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material.  The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
The following description is a summary of selected provisions relating to rights that we may offer.  The summary is not complete.  When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
The specific terms of any units offered will be set forth in a rights agreement and the rights certificate, as applicable.  We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.  See "Where You Can Find More Information" and "Incorporation by Reference" above for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement or free writing prospectus may describe:
•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;
•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;
•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;
•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;
•	the extent to which the rights are transferable;
•	the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.
The provisions described in this section, as well as those described under "— Description of Debt Securities We May Offer," "— Description of Common Stock We May Offer" and "— Description of Preferred Stock We May Offer" above, will apply, as applicable, to any rights we offer.
CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY'S
 CERTIFICATE OF INCORPORATION AND BYLAWS
The following paragraphs regarding certain provisions of the Delaware General Corporation Law and our amended and restated certificate of incorporation, and our amended and restated bylaws are summaries of the material terms thereof and do not purport to be complete.  We urge you to read the applicable prospectus supplements, any related free writing prospectuses related to a security that we may offer under this prospectus, the Delaware General Corporation Law, and our amended and restated certificate of incorporation and amended and restated bylaws.  Copies of our amended and restated certificate of incorporation and amended and restated bylaws are on file with the Commission as exhibits to filings previously made by us.  See "Where You Can Find More Information."
General
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us.  We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors.  We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.
Election and Removal of Directors
Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors is divided into three classes, with members of each class serving staggered three-year terms.  Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in management.
Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.  The absence of cumulative voting may make it more difficult for stockholders who own an aggregate of less than a majority of our voting power to elect any directors to our Board of Directors.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors. Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected.  The notice must contain the information specified in our amended and restated bylaws.  To be timely, the notice must be received at our principal executive office not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the date of the prior year's annual meeting of stockholders.  If the date of the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting, and not later than the later of the 90th day prior to the annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made or notice of the meeting date is mailed, whichever occurs first.

Our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed.  These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our Company.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock will make it possible for our Board of Directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us.  These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Limits on Ability to Act by Written Consent or Call a Special Meeting
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, in most circumstances, our stockholders may not act by written consent.  This limit on the ability of our stockholders to act by written consent may, in the future, lengthen the amount of time required to take stockholder actions.  As a result, a holder controlling a majority of our capital stock would not be able to amend our certificate of incorporation or bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws.
In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only by our Board of Directors.  A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Business Combinations under Delaware Law
We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Limitations on Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•	breach of their duty of loyalty to us or our stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or
•	transaction from which the directors derived an improper personal benefit.
These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify other employees or agents of the corporation from time to time. Section 145(g) of the Delaware General Corporation Law and our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with his or her services to us, regardless of whether our bylaws permit indemnification. We have obtained a directors' and officers' liability insurance policy.

We have entered into indemnification agreements with each of our directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale.  The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement.  We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.  The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.
We and our agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.  We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.
If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them.  In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.
Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any such securities.  The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.  Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.
During such time as we may be engaged in a distribution of the securities covered by this prospectus, we are required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of our shares of common stock.
LEGAL MATTERS
The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina  28202.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions.

SEC Registration Fee	$120
Printing Expenses	*
NASDAQ Listing Fees	*
Trustee Fees and Expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	$120
*	These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

The Registrant is a corporation organized under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.  The Registrant's Amended and Restated Bylaws provide that the Registrant will indemnify and advance expenses to its directors and officers (and may choose to indemnify and advance expenses to other employees and other agents) to the fullest extent permitted by law; provided, however, that if the Registrant enters into an indemnification agreement with such directors or officers, such agreement controls.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director's duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

The Registrant's Sixth Amended and Restated Certificate of Incorporation provides that the Registrant's directors are not personally liable for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.
Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.  The Registrant's Amended and Restated Bylaws permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to the Registrant, regardless of whether the Registrant's Amended and Restated Bylaws permit indemnification.  The Registrant has directors' and officers' liability insurance.
As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors that require the Registrant to indemnify such persons against various actions including, but not limited to, third-party actions where such director, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity.  The Registrant intends to indemnify directors against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf such directors and for any expenses actually and reasonably incurred by such directors in connection with such action, if such directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful.  The Registrant also intends to advance to its directors expenses (including attorney's fees) incurred by such directors in advance of the final disposition of any action after the receipt by the corporation of a statement or statements from directors requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the corporation.
The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the corporation of any action in connection with which a director seeks indemnification or advancement of expenses from the corporation and provisions concerning the determination of entitlement to indemnification or advancement of expenses.
Item 16.  Exhibits.
The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.
Item 17.  Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on December 5, 2014.
PRIMO WATER CORPORATION

By:	/s/ Billy D. Prim
Name: Billy D. Prim
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on December 5, 2014:
Signature	Title
______________________________________________________
___________________________________________________	Chairman, Chief Executive Officer and Director
/s/ Billy D. Prim
Billy D. Prim	(Principal Executive Officer)

/s/ Mark Castaneda	Chief Financial Officer
Mark Castaneda	(Principal Financial Officer)

/s/ David J. Mills	Vice President of Finance
David J. Mills	(Principal Accounting Officer)

*	Director
Richard A. Brenner

*	Director
Susan E. Cates

*	Director
Jack C. Kilgore

*	Director
Malcolm McQuilkin

*	Director
David L. Warnock

* By	/s/ Billy D. Prim
Billy D. Prim
Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

1.1	Form of Underwriting Agreement with respect to Common Stock*

1.2	Form of Underwriting Agreement with respect to Preferred Stock*

1.3	Form of Underwriting Agreement with respect to Debt Securities*

1.4	Form of Underwriting Agreement with respect Warrants*

1.5	Form of Underwriting Agreement with respect to Units*

3.1
Sixth Amended and Restated Certificate of Incorporation of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1/A (File No. 333-173554) filed on May 31, 2011).

3.2	Amended and Restated Bylaws of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on November 16, 2010).

4.1
Specimen Certificate representing shares of common stock of Primo Water Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant's Registration Statement on Form S-1/A (File No. 333-165452) filed on August 11, 2010).

4.2	Form of certificate representing Primo's preferred stock*

4.3	Form of certificate of designations for preferred stock*

4.4	Form of Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness**

4.5	Form of Senior Debt Security*

4.6	Form of Senior Subordinated Debt Security*

4.7	Form of Subordinated Debt Security*

4.8	Form of Warrant Agreement*

4.9	Form of Warrant Certificate*

4.10	Form of Rights Agreement*

4.11	Form of Rights Certificate*

4.12	Form of Unit Agreement*

4.13	Form of Unit Certificate*

5.1	Opinion of K&L Gates LLP**

23.1	Consent of McGladrey LLP (filed herewith)

23.3	Consent of K&L Gates LLP**

24.1	Power of Attorney**

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended***

* To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.
** Previously filed.
*** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.